PRDO ANNOUNCES 3Q26 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND
YEAR TO DATE 2026 RESULTS

Earnings per diluted share increased 23.5% for the year to date ended September 30, 2026

Schaumburg, IL. (November 5, 2026) – Perdoceo Education Corporation (Nasdaq: PRDO), a provider of postsecondary education programs through its academic institutions, today reported operating and financial results for the third quarter and year to date ended September 30, 2026.

"Third quarter operating performance was ahead of our expectations, as our portfolio of academic institutions experienced strong prospective student interest and student retention trended near historical highs,” said Todd Nelson, President and Chief Executive Officer. “Importantly, we remain committed to investing in student support and technology that we believe will further enhance both student experiences and academic outcomes. Looking ahead, we are on track to complete our acquisition of South University as early as April 2027, and expect to continue generating long-term, sustainable and responsible growth."

Third Quarter 2026 Results as Compared to Prior Year Quarter

•
Earnings per diluted share increased 16.7% to $0.70 as compared to $0.60, while adjusted earnings per diluted share grew by 18.5% to $0.77 as compared to $0.65*.
•
Operating income increased 8.1% to $55.1 million, while adjusted operating income increased 8.4% to $66.1 million*.
•
Revenue increased 1.9% to $215.9 million as compared to $211.9 million.
•
Total student enrollments at September 30, 2026 increased by 1.6% to 47,260.

Year to Date 2026 Results as Compared to Prior Year to Date

•
Earnings per diluted share was $2.31 as compared to $1.87, while adjusted earnings per diluted share was $2.48 as compared to $2.02*.
•
Operating income increased 12.3% to $173.1 million, while adjusted operating income increased 9.0% to $203.1 million*.
•
Revenue increased 2.6% to $651.0 million as compared to $634.5 million.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliations attached to this press release.

PRDO ANNOUNCES 3Q26 RESULTS …PG 2

TOTAL STUDENT ENROLLMENTS

•
As of September 30, 2026, total student enrollments were 47,260, an increase of 1.6% as compared to 46,520 total student enrollments as of September 30, 2025.

	As of September 30,
Total Student Enrollments	2026	2025	% Change
CTU (1)	31,870	32,030	-0.5%
AIUS (1)	10,830	10,070	7.5%
USAHS	4,560	4,420	3.2%
Total	47,260	46,520	1.6%
(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.

REVENUE

•
For the quarter ended September 30, 2026, revenue increased 1.9% to $215.9 million as compared to revenue of $211.9 million for the prior year quarter.
•
For the year to date ended September 30, 2026, revenue increased 2.6% to $651.0 million as compared to revenue of $634.5 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2026	2025	% Change	2026	2025	% Change
CTU	$117,388	$117,069	0.3%	$353,681	$347,622	1.7%
AIUS	56,591	56,667	-0.1%	171,579	172,445	-0.5%
USAHS	41,695	37,971	9.8%	125,160	113,851	9.9%
Corporate and Other	189	165	NM	541	539	NM
Total	$215,863	$211,872	1.9%	$650,961	$634,457	2.6%

PRDO ANNOUNCES 3Q26 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended September 30, 2026, operating income of $55.1 million increased 8.1% from $51.0 million for the prior year quarter.

•
For the year to date ended September 30, 2026, operating income of $173.1 million increased 12.3% from $154.1 million for the prior year to date.

•
Operating income at CTU for both the quarter and year to date ended September 30, 2026 includes increased legal fees related to previously disclosed legal matters as compared to the prior year periods. Excluding these increased legal fees, operating income would have increased as compared to the respective prior year periods.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2026	2025	% Change	2026	2025	% Change
CTU	$44,867	$47,762	-6.1%	$139,889	$141,369	-1.0%
AIUS	11,561	9,257	24.9%	36,732	31,973	14.9%
USAHS	4,617	66	NM	14,569	(1,958)	NM
Corporate and Other	(5,950)	(6,126)	NM	(18,092)	(17,299)	NM
Total	$55,095	$50,959	8.1%	$173,098	$154,085	12.3%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income and adjusted earnings per diluted share, which exclude certain cash and non-cash items, as a means to better understand its operating performance. (See the table below and the GAAP to non-GAAP reconciliations attached to this press release for further details.)

•
For the quarter ended September 30, 2026, adjusted operating income of $66.1 million increased 8.4% compared to adjusted operating income of $61.0 million for the prior year quarter.

•
For the year to date ended September 30, 2026, adjusted operating income of $203.1 million increased 9.0% compared to adjusted operating income of $186.3 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2026	2025	2026	2025
Operating income	$55,095	$50,959	$173,098	$154,085

Depreciation and amortization	9,405	10,015	28,096	31,970

Legal fees related to M&A activity	1,607	12	1,867	257

Adjusted Operating Income	$66,107	$60,986	$203,061	$186,312

Increase (Decrease)	8.4%		9.0%

PRDO ANNOUNCES 3Q26 RESULTS …PG 4

NET INCOME, EARNINGS PER DILUTED SHARE AND ADJUSTED EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2026, the Company recorded:

•
Net income of $44.4 million compared to $39.9 million for the prior year quarter.
•
Earnings per diluted share of $0.70 compared to $0.60 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.77 compared to $0.65 for the prior year quarter. (See the GAAP to non-GAAP reconciliations attached to this press release for further details.)

For the year to date ended September 30, 2026, the Company recorded:

•
Net income of $146.3 million compared to $124.6 million for the prior year to date.
•
Earnings per diluted share of $2.31 compared to $1.87 for the prior year to date.
•
Adjusted earnings per diluted share of $2.48 compared to $2.02 for the prior year to date. (See the GAAP to non-GAAP reconciliations attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2026	2025	2026	2025
Net income ($ in thousands)	$44,388	$39,850	$146,310	$124,566
Earnings per diluted share	$0.70	$0.60	$2.31	$1.87

Adjusted earnings per diluted share	$0.77	$0.65	$2.48	$2.02
% Increase (Decrease)	18.5%		22.8%

BALANCE SHEET AND CASH FLOW

•
For the quarter ended September 30, 2026, net cash provided by operating activities was $79.7 million compared to net cash provided by operating activities of $41.2 million for the prior year quarter. The increase for the current quarter was driven by timing of working capital as well as growth in operating income.
•
For the year to date ended September 30, 2026, net cash provided by operating activities was $223.8 million compared to net cash provided by operating activities of $185.1 million for the prior year to date. The increase for the current year to date was driven by timing of working capital as well as growth in operating income.
•
As of September 30, 2026 and December 31, 2025, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $776.9 million and $643.5 million, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2026	2025	% Change	2026	2025	% Change
Net cash provided by operating activities	$79,744	$41,225	93.4%	$223,762	$185,130	20.9%
Capital expenditures	$2,162	$1,853	16.7%	$5,448	$6,342	-14.1%

PRDO ANNOUNCES 3Q26 RESULTS …PG 5

CAPITAL ALLOCATION

On November 5, 2026, the board of directors declared a quarterly dividend of $0.17 per share, which will be paid on December 11, 2026 to holders of record of common stock as of November 27, 2026. Any decision to pay future cash dividends will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. During the quarter ended September 30, 2026, the Company also repurchased 0.6 million shares for $19.9 million, with $65.1 million remaining under its current share repurchase program.

The Company expects both quarterly dividend payments and share repurchases to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student enrollment, student support and technology projects, as well as evaluating acquisition opportunities.

AGREEMENT TO ACQUIRE South University

On September 14, 2026, the Company announced that it has entered into a definitive agreement to acquire 100% of the membership interests of South University Savannah, LLC (“South University” or “South”) from South University – Member, Inc. (the “Seller”). South, together with its subsidiaries, is a leading health sciences-focused institution serving students through eleven (11) campus locations across Georgia, Florida, Alabama, South Carolina, Virginia, Texas and North Carolina, and through South University Online. South is institutionally accredited by The Southern Association of Colleges and Schools Commission on Colleges (“SACSCOC”) through 2034.

To acquire 100% ownership of South, Perdoceo expects to pay cash consideration as follows:

a)
Approximately $130 million - $150 million at closing. The actual cash paid at closing will be adjusted for cash, net working capital, and certain agreed upon debt-like items, in each case based on South’s balance sheet as of the beginning of April 2027, as well as indebtedness and Seller transaction expenses outstanding at closing;
b)
$18 million of deferred consideration paid out in installments over 24 months following closing; and
c)
Up to $56 million of earn-out payments tied to specified EBITDA thresholds for fiscal years 2027, 2028 and 2029.

The purchase price and the deferred consideration and earn-out payments, if any, are expected to be funded fully using the Company’s available cash balances.

The Company expects to complete the acquisition as early as April 2027. Once completed, the acquisition will firmly establish Perdoceo’s graduate health sciences offerings and further extend the breadth and depth of its academic program offerings. Perdoceo expects the transaction to be immediately accretive to the Company’s adjusted operating income beginning in 2027 and to provide further growth in adjusted operating income in 2028.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as an exhibit to the Company’s Form 8-K, filed on September 14, 2026. Please refer to that Form 8-K for additional information, including, material terms and conditions related to the pending acquisition.

PRDO ANNOUNCES 3Q26 RESULTS …PG 6

OUTLOOK

The Company is providing the following fourth quarter and full year 2026 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliations for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025
Operating Income	$47.9M - $50.9M	$41.9M	$221.0M - $224.0M	$196.0M

Depreciation and amortization	$8.5M	$9.7M	$36.6M	$41.6M

Legal fees related to M&A activity	$0.5M	-	$2.4M	$0.3M

Adjusted Operating Income	$56.9M - $59.9M	$51.6M	$260.0M - $263.0M	$237.9M

Earnings Per Diluted Share	$0.63 - $0.67	$0.54	$2.93 - $2.97	$2.42

Amortization of acquired intangible assets	0.06	0.06	0.25	0.26
Legal fees related to M&A Activity	0.01	-	0.04	-
Tax effect of adjustments	(0.02)	(0.01)	(0.07)	(0.07)

Adjusted Earnings Per Diluted Share	$0.68 - $0.72	$0.59	$3.15 - $3.19	$2.61

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of future adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for the fourth quarter and year ending December 31, 2026 are based on the following key assumptions and factors, among others: (i) prospective student interest in our academic institutions' programs and trends in student retention and engagement remain consistent with management’s recent experiences, (ii) no material impact from current or future federal budget reconciliations or other legislative activity on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs, (iii) no significant impact from new or proposed regulations, or from updated interpretations of current regulations, administrative actions by or changes in the structure of federal agencies or other adverse changes in the legal or regulatory environment, including government shutdowns, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iv) any impact on total student enrollments due to elimination of the Grad PLUS loan program will not be material as prospective students are assumed to have access to private lending sources, (v) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (vi) no material disruptions to the availability of the current levels of federal student aid whether due to the restructuring of federal agencies, government shutdowns, staffing related changes or layoffs or changes to congressional funding priorities, (vii) any impact on inquiry volume due to increased use of Artificial Intelligence by prospective students in lieu of traditional Internet search engines will be offset by inquiry growth from other channels, (viii) legal fees relating to current litigation matters and the proposed acquisition remain generally in line with the Company's current expectations, (ix) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.5% for the fourth quarter and approximately 23.3% for the full year, and (x) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q26 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, November 5, 2026 at 5:00 p.m. Eastern time to discuss the third quarter results and 2026 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-833-461-5787 (domestic) or 1-585-542-9983 (international). Both dial-in numbers will use the access code 341148805. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/341148805. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS prepares medical professionals to provide quality medical care to communities across the country primarily through its graduate health sciences degree offerings in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers and communities needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and current factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and results of operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90/10 regulations, and earnings premium, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education, the "Department"), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the Department, or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the impact of any federal budget reconciliations or other legislative activities on the availability of adequate levels of federal student aid or the conditions associated with participating in such aid programs; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; our ability to complete the proposed acquisition of South University; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 3Q26 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Nick Nelson

(312) 445-2870

PRDO@alpha-ir.com

or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$188,542	$110,970
Restricted cash	308	21,310
Short-term investments	588,010	511,211
Total cash and cash equivalents, restricted cash and short-term investments	776,860	643,491

Student receivables, net	31,538	27,197
Receivables, other	6,395	5,037
Prepaid expenses	16,486	16,881
Inventories	2,111	4,049
Other current assets	158	208
Total current assets	833,548	696,863

NON-CURRENT ASSETS:
Property and equipment, net	76,836	83,314
Right of use assets, net - operating	37,946	43,290
Right of use assets, net - finance	6,422	10,259
Goodwill	265,697	265,697
Intangible assets, net	65,419	77,945
Student receivables, net	5,409	4,811
Deferred income tax assets, net	57,438	57,438
Other assets	8,567	8,100
TOTAL ASSETS	$1,357,282	$1,247,717

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liabilities - operating	$7,987	$6,032
Lease liabilities - finance	5,635	5,458
Accounts payable	17,456	14,271
Accrued expenses:
Payroll and related benefits	34,419	44,363
Advertising and marketing costs	7,690	7,838
Income taxes	6,716	5,627
Other	22,421	16,374
Deferred revenue	81,443	37,844
Total current liabilities	183,767	137,807

NON-CURRENT LIABILITIES:
Lease liabilities - operating	37,497	43,752
Lease liabilities - finance	1,882	6,097
Sale lease-back financing	57,274	56,992
Other liabilities	30,453	30,657
Total non-current liabilities	127,106	137,498

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	929	921
Additional paid-in capital	730,706	720,574
Accumulated other comprehensive (loss) income	(6,251)	1,070
Retained earnings	834,624	718,365
Treasury stock	(513,599)	(468,518)
Total stockholders' equity	1,046,409	972,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,357,282	$1,247,717

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2026	% of Total Revenue	2025	% of Total Revenue
REVENUE:
Tuition and fees, net	$214,715	99.5%	$210,674	99.4%
Other	1,148	0.5%	1,198	0.6%
Total revenue	215,863		211,872
OPERATING EXPENSES:
Educational services and facilities	47,951	22.2%	49,141	23.2%
General and administrative	103,412	47.9%	101,757	48.0%
Depreciation and amortization	9,405	4.4%	10,015	4.7%
Total operating expenses	160,768	74.5%	160,913	75.9%
Operating income	55,095	25.5%	50,959	24.1%
OTHER INCOME:
Interest income	7,033	3.3%	6,652	3.1%
Interest expense	(1,474)	-0.7%	(1,592)	-0.8%
Miscellaneous income	172	0.1%	2	0.0%
Total other income	5,731	2.7%	5,062	2.4%
PRETAX INCOME	60,826	28.2%	56,021	26.4%
Provision for income taxes	16,438	7.6%	16,171	7.6%

NET INCOME	44,388	20.6%	39,850	18.8%

NET INCOME PER SHARE - BASIC:	$0.71		$0.62

NET INCOME PER SHARE -DILUTED:	$0.70		$0.60

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	62,325		64,647
Diluted	63,251		66,007

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
(In Thousands)	2026		2025
NET INCOME	$44,388		$39,850
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Unrealized (loss) gain on investments	(3,967)		508
Total other comprehensive (loss) income	(3,967)		508
COMPREHENSIVE INCOME	$40,421		$40,358

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2026	% of Total Revenue	2025	% of Total Revenue
REVENUE:
Tuition and fees, net	$647,463	99.5%	$630,897	99.4%
Other	3,498	0.5%	3,560	0.6%
Total revenue	650,961		634,457
OPERATING EXPENSES:
Educational services and facilities	145,907	22.4%	147,924	23.3%
General and administrative	303,860	46.7%	300,478	47.4%
Depreciation and amortization	28,096	4.3%	31,970	5.0%
Total operating expenses	477,863	73.4%	480,372	75.7%
Operating income	173,098	26.6%	154,085	24.3%
OTHER INCOME:
Interest income	20,288	3.1%	19,588	3.1%
Interest expense	(4,492)	-0.7%	(4,885)	-0.8%
Miscellaneous income (expense)	268	0.0%	(24)	0.0%
Total other income	16,064	2.5%	14,679	2.3%
PRETAX INCOME	189,162	29.1%	168,764	26.6%
Provision for income taxes	42,852	6.6%	44,198	7.0%

NET INCOME	146,310	22.5%	124,566	19.6%

NET INCOME PER SHARE - BASIC:	$2.34		$1.91

NET INCOME PER SHARE -DILUTED:	$2.31		$1.87

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	62,494		65,215
Diluted	63,446		66,510

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
(In Thousands)	2026		2025
NET INCOME	$146,310		$124,566
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Unrealized (loss) gain on investments	(7,321)		1,064
Total other comprehensive (loss) income	(7,321)		1,064
COMPREHENSIVE INCOME	$138,989		$125,630

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$146,310	$124,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,096	31,970
Bad debt expense	15,447	20,928
Compensation expense related to share-based awards	9,207	8,603
Changes in operating assets and liabilities	24,702	(937)
Net cash provided by operating activities	223,762	185,130

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(273,583)	(303,248)
Sales of available-for-sale investments	190,797	278,926
Purchases of property and equipment	(5,448)	(6,342)
Business acquisition	-	854
Net cash used in investing activities	(88,234)	(29,810)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	933	1,581
Purchase of treasury stock	(34,831)	(66,721)
Payments of employee tax associated with stock compensation	(10,250)	(7,544)
Payments of cash dividends and dividend equivalents	(30,256)	(27,383)
Release of cash held in escrow	(516)	(300)
Earnout payments for business acquisition	-	(1,757)
Principal payments for finance lease	(4,038)	(3,681)
Principal payments for failed sale leaseback	-	(489)
Net cash used in financing activities	(78,958)	(106,294)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	56,570	49,026
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	132,280	131,753
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$188,850	$180,779

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2026	2025	2026	2025
Operating income	$55,095	$50,959	$173,098	$154,085

Depreciation and amortization (2)	9,405	10,015	28,096	31,970

Legal fees related to M&A activity	1,607	12	1,867	257

Adjusted Operating Income	$66,107	$60,986	$203,061	$186,312

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025

Operating income	$47.9M - $50.9M	$41,915	$221.0M - $224.0M	$196,000

Depreciation and amortization (2)	$8.5M	9,657	$36.6M	41,627

Legal fees related to M&A activity	$0.5M	54	$2.4M	311

Adjusted Operating Income	$56.9M - $59.9M	$51,626	$260.0M - $263.0M	$237,938

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2026	2025	2026	2025
Earnings Per Diluted Share	$0.70	$0.60	$2.31	$1.87

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.07	0.06	0.20	0.19
Legal fees related to M&A activity	0.03	-	0.03	-
Total pre-tax adjustments	$0.10	$0.06	$0.23	$0.19
Tax effect of adjustments (3)	(0.03)	(0.01)	(0.06)	(0.04)
Total adjustments after tax	0.07	0.05	0.17	0.15
Adjusted Earnings Per Diluted Share	$0.77	$0.65	$2.48	$2.02

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025
Earnings Per Diluted Share	$0.63 - $0.67	$0.54	$2.93 - $2.97	$2.42

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.06	0.25	0.26
Legal fees related to M&A activity	0.01	-	0.04	-
Total pre-tax adjustments	0.07	$0.06	0.29	$0.26
Tax effect of adjustments (3)	(0.02)	(0.01)	(0.07)	(0.07)
Total adjustments after tax	0.05	0.05	0.22	0.19
Adjusted Earnings Per Diluted Share	$0.68 - $0.72	$0.59	$3.15 - $3.19	$2.61

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income and adjusted earnings per diluted share, which may exclude certain cash and non-cash items as a means to understand the core performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help better analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.